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                                                                     Exhibit 8.1

                          [SIDLEY & AUSTIN LETTERHEAD]


                                  July 19, 1999



MotivePower Industries, Inc.
Two Gateway Center
14th Floor
Pittsburgh, PA  15222


Ladies and Gentlemen:

                  We refer to the Agreement and Plan of Merger, as amended (the "Agreement"), dated as of June 2, 1999 and amended as of July 19, 1999, between MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), and Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), which provides for the merger (the "Merger") of WABCO with and into MotivePower, with MotivePower as the surviving corporation (the "Surviving Corporation"), and the common stockholders of WABCO becoming stockholders of MotivePower, all on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time." Capitalized terms used but not defined herein have the meanings specified in the Agreement.

                  As provided in the Agreement, at the Effective Time, by reason of the Merger: (i) each issued and outstanding share of common stock, par value $.01 per share, of WABCO ("WABCO Common Stock") (other than shares of WABCO Common Stock to be canceled as described below and other than Dissenting Shares) shall be converted into 1.30 shares of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of MotivePower ("MotivePower Common Stock"), with cash paid in lieu of fractional shares of MotivePower Common Stock, and (ii) each share of WABCO Common Stock that is owned by WABCO as treasury stock or by any of its wholly owned Subsidiaries and each share of WABCO Common Stock that is owned by MotivePower or by any of its wholly owned Subsidiaries shall be canceled and no MotivePower Common Stock or other consideration shall be delivered in exchange therefor. All such shares of WABCO Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the number of whole shares of MotivePower



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SIDLEY & AUSTIN                                                          CHICAGO


MotivePower Industries, Inc.
July 19, 1999
Page 2


Common Stock into which such shares have been converted, (ii) certain dividends and other distributions and (iii) cash in lieu of a fractional share of MotivePower Common Stock.

                  The Merger and the Agreement are more fully described in MotivePower's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of shares of MotivePower Common Stock, which has been filed by MotivePower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Joint Proxy Statement/Prospectus (the "Prospectus") of MotivePower and WABCO.

                  In rendering the opinions expressed below, we have relied upon the accuracy of the facts, information and representations and the completeness of the covenants contained in the Agreement, the Registration Statement, the Prospectus and such other documents as we have deemed relevant and necessary (including, without limitation, those described above). Such opinions are conditioned, among other things, not only upon such accuracy and completeness as of the date hereof, but also the continuing accuracy and completeness thereof as of the Effective Time. Moreover, we have assumed the absence of any change to any of such instruments between the date thereof and the Effective Time.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have further assumed that: (i) the transactions related to the Merger or contemplated by the Agreement will be consummated (A) in accordance with the Agreement and (B) as described in the Prospectus; (ii) the Merger will qualify as a statutory merger under the laws of the State of Pennsylvania and the State of Delaware; and (iii) as of the date hereof, and as of the Effective Time (as if made as of the Effective Time), the written statements made by executives of MotivePower and WABCO contained in the MotivePower Tax Certificate and WABCO Tax Certificate, respectively, each dated on or about the date hereof, are and will be accurate in all respects, and neither MotivePower nor WABCO will have provided written notification prior to the Effective Time that a statement made in the MotivePower Tax Certificate or WABCO Tax Certificate, respectively, is no longer accurate.

                  In rendering the opinions expressed below, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, rulings, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinions stated herein. Furthermore, the opinions expressed below might not be applicable to WABCO shareholders who or which, for United States federal income tax purposes,



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SIDLEY & AUSTIN                                                          CHICAGO


MotivePower Industries, Inc.
July 19, 1999
Page 3


are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their WABCO Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The opinions expressed below might not be applicable to WABCO's ESOP.

                  Based upon and subject to the foregoing, it is our opinion, as counsel for MotivePower, that, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and WABCO and MotivePower will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by MotivePower or WABCO as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of WABCO upon the conversion of their shares of WABCO Common Stock into shares of MotivePower Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of MotivePower Common Stock;

                  (iv) the aggregate tax basis of the shares of MotivePower Common Stock received in exchange for shares of WABCO Common Stock pursuant to the Merger (including a fractional share of MotivePower Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of WABCO Common Stock;

                  (v) the holding period for shares of MotivePower Common Stock received in exchange for shares of WABCO Common Stock pursuant to the Merger will include the holder's holding period for such shares of WABCO Common Stock, provided such shares of WABCO Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of WABCO who receives cash in lieu of a fractional share of MotivePower Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

                   In addition, reference is made to the statements in the Prospectus under the caption "The Merger Transaction -- Material United States Federal Income Tax Consequences of the Merger," which have been prepared or reviewed by us. It is our opinion that the statements made under the caption "Material United States Federal Income Tax Consequences of the



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SIDLEY & AUSTIN                                                          CHICAGO


MotivePower Industries, Inc.
July 19, 1999
Page 4


Merger," to the extent constituting a discussion of matters of federal income tax law or legal conclusions with respect thereto, are true and correct in all material respects.

                  Except as expressly set forth above, you have not requested, and we do not herein express, any opinion concerning the tax consequences of, or any other matters related to, the Merger.

                  We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                   This opinion is provided to you only, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by you. Notwithstanding the foregoing, we hereby consent to the reference to Sidley & Austin in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.




                                Very Truly Yours,

                                /s/ Sidley & Austin
                                -------------------
                                    Sidley & Austin